Contact:  Alan D. Eskow
          Senior Vice President/Controller
          (973) 305-4003


Valley National Bancorp Continues its Strong Earnings

WAYNE, N.J., October l8 -- Valley National Bancorp (NYSE: VLY) reported nine months ended September 30, 2000 per diluted share earnings of $1.30 an increase of 5.7 percent over the $1.23 for the nine months ended September 30, 1999. Net income was $80.0 million for the nine months ended September 30, 2000, compared with $79.2 million for the same period in 1999.

For the third quarter ended September 30, 2000 diluted share earnings were $0.44, an increase of 2.3 percent over the $0.43 for the third quarter of 1999. Net income was $26.4 million for the third quarter of 2000, compared with $27.3 million for the third quarter of 1999.

The quarter ended September 30, 2000 produced a return on average assets ("ROA") of 1.70 percent and a return on average equity ("ROE") of 20.35 percent. The efficiency ratio for the nine months ended September 30, 2000 was 44.62 percent. Each of the above performance measures places Valley among the best banks in the industry.

Gerald H. Lipkin, Valley's Chairman, President and CEO stated, "Our earnings for the third quarter of 2000 reflect our continued strong performance. The repurchase of our stock during the 4th quarter of 1999 and all of 2000 reduced net interest income and net income during the current quarter and nine months of 2000. However, returns to our shareholders increased through earnings per share growth as a result of less shares outstanding. Valley's ability to generate new loans during the quarter was inhibited by slow consumer loan demand, however, Valley continues to internally generate its strong volume of commercial loans, commercial and residential mortgage loans and does not participate in syndicated or purchased credits. The overall loan growth is a result of Valley's lending policies that strive to avoid higher risk loans, especially, at this time in the credit cycle. This business strategy has resulted in steady and consistent net income, while loan chargeoffs, delinquencies and non-accrual loans remain at low levels."

At September 30, 2000, among total loans of $4.6 billion, non-accrual loans, representing 0.06 percent of loans, were $2.9 million, a decrease from $3.5 million at December 31, 1999 and down from $6.2 million at September 30, 1999. Total non-performing assets, which include non-accrual loans and OREO, totaled $3.5 million, or 0.08 percent of loans and OREO, a decrease from $5.7 million at December 31, 1999 and a decrease from $7.0 million at September 30, 1999. Loans past due 90 days or more and still accruing at September 30, 2000 were $13.8 million, an increase from $11.7 million at both December 31, 1999 and September 30, 1999. Loans past due in excess of 30 days as a percentage of the loan portfolio, at September 30, 2000, were 0.88 percent for commercial loans, 1.91 percent for consumer loans and 1.62 percent for residential loans. Valley continues to maintain a low level of delinquencies.

Commenting further, Mr. Lipkin said, "We recently entered into a definitive merger agreement with Merchants New York Bancorp, Inc. which is expected to close during the 1st quarter of 2001. We are very excited about the prospect of having branches and lending opportunities in Manhattan. We anticipate top line revenue to be enhanced by this merger as products in existence at Valley are added to the Merchants' menu of available products."

During August 2000 Valley entered into a contract to sell its ShopRite MasterCard credit card portfolio to American Express and expects to record and close the transaction during the first quarter of 2001.

In view of increased interest rates, the net interest margin for the third quarter of 2000 was 4.40 percent compared with 4.58 percent for the third quarter of 1999. While the net interest margin declined, net interest income on a fully-taxable equivalent basis was $65.9 million for the third quarter of 2000 relatively unchanged from the third quarter of 1999. However, we are pleased to note that the net interest margin increased 7 basis points in the third quarter from the 4.33 percent reported for the second quarter of 2000.

Non-interest income for the quarter increased $1.2 million or 10.7 percent over the prior year period. Service charges on deposit accounts increased $673 thousand or 18.7 percent, and fees from loan servicing increased $632 thousand or 29.6 percent, between the third quarter of 1999 and 2000.

Non-interest expense increased $1.5 million or 4.5 percent from the third quarter of 1999 to the same quarter in 2000. Occupancy and equipment expense increased $815 thousand as a result of costs associated with new computer equipment and additional branches. Amortization of intangibles increased due to increased mortgage servicing portfolios acquired and the goodwill created from the asset management and the title company acquisitions.

The effective tax rate for the third quarter of 2000 was 34.3 percent compared with 32.7 percent for the third quarter of 1999. The effective tax rate for the remainder of 2000 is expected to approximate 34 percent.

Capital  Adequacy

Shareholders' equity was $523.6 million on September 30, 2000. Valley's risk-based capital ratios were 10.82 percent for Tier 1 capital and 11.95 percent for Total capital. The Tier 1 leverage ratio was 8.56 percent.

On May 23, 2000, the Valley National Bancorp Board of Directors approved a repurchase of up to 3,000,000 shares of Valley's common stock. The repurchased shares will be used for stock dividends, acquisitions, employee benefit plans and other corporate purposes. On September 19, 2000, the Valley National Bancorp Board of Directors cancelled the May 23, 2000 authorized buyback in conjunction with Valley's announcement of a merger with Merchants. As of September 19, 2000, Valley had purchased 571,070 shares under this program.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, NJ. Its principal subsidiary, Valley National Bank, operates 117 offices located in 76 communities serving 10 counties throughout northern New Jersey. Valley's web site can be found at http://www.valleynationalbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of economic conditions and legal and regulatory barriers and structure. Actual results may differ materially from such forward-looking statements. Valley assumes no obligation for updating any such forward-looking statement at any time.


                             VALLEY NATIONAL BANCORP
                Consolidated Statements of Financial Condition
                               ($ in thousands)
                                                          September 30,
                                                      2000            1999
                                                      ----            ----
    Assets

    Cash and due from banks                       $  172,939     $  161,686
    Federal funds sold                                     0              0
    Investment securities                          1,331,081      1,405,159
    Loans                                          4,592,211      4,387,267
    Loans held for sale                               10,296          9,141
    Less: Allowance for loan losses                 (55,363)       (54,746)
    Loans, net                                     4,547,144      4,341,662

    Premises and equipment                            86,236         82,381
    Accrued interest receivable                       38,225         36,829
    Other assets                                      90,773         82,081
         Total assets                             $6,266,398     $6,109,798

    Liabilities

    Deposits:
      Non-interest bearing                        $  958,278     $  921,497
      Interest bearing:
       Savings                                     1,910,657      1,977,994
       Time                                        2,062,200      2,062,116
         Total deposits                            4,931,135      4,961,607
    Other borrowings                                 759,883        530,557
    Accrued expenses and other liabilities            51,812         49,351
         Total liabilities                         5,742,830      5,541,515

    Shareholders' Equity
    Preferred stock, no par value                          0              0
    30,000,000 shares authorized; none issued
     Common stock, no par value, authorized
     108,527,344 shares; issued 60,610,684 shares
     in 2000 and 60,624,940 shares in 1999            25,963         25,959

    Surplus                                          325,901        326,061
    Retained earnings                                203,801        233,478

    Unallocated common stock
     held by employee benefit plan                     (822)        (1,097)

    Accumulated other comprehensive loss            (14,178)       (10,475)
                                                     540,665        573,926
    Treasury stock, at cost (671,212 common
     shares in 2000 and 200,700 in 1999)            (17,097)        (5,643)

    Total shareholders' equity                       523,568        568,283

    Total liabilities and shareholders' equity    $6,266,398     $6,109,798



                             VALLEY NATIONAL BANCORP
                        Consolidated Statements of Income
                   ($ in thousands, except per share data)

                                                        Three Months Ended
                                                          September 30,
                                                       2000           1999
                                                       ----           ----
    Interest Income

    Interest and fees on loans                       $94,475        $85,839

    Interest and dividends on investment securities   21,114         21,431

    Interest on federal funds sold
     and other short term investments                  1,131            636

         Total interest income                       116,720        107,906

    Interest Expense

    Interest on deposits:
    Savings deposits                                  12,104         10,298
    Time deposits                                     28,873         25,410
    Interest on other borrowings                      10,953          6,726
         Total interest expense                       51,930         42,434

    Net interest income                               64,790         65,472
    Provision for loan losses                          1,730          2,320
    Net interest income after
     provision for loan losses                        63,060         63,152

    Non-Interest Income
    Trust and investment services                        940            672
    Service charges on deposit accounts                4,272          3,599
    Gains on securities transactions, net                117            140
    Fees from loan servicing                           2,769          2,137
    Credit card fee income                             2,110          2,299
    Gain on sale of loans, net                           437            442
    Other                                              1,901          2,042
         Total non-interest income                    12,546         11,331

    Non-Interest Expense
    Salary expense                                    15,950         14,721
    Employee benefit expense                           3,423          3,667
    FDIC insurance premiums                              258            303
    Occupancy and equipment expense                    5,956          5,141
    Credit card expense                                1,233          1,286
    Amortization of intangible assets                  2,000          1,505
    Other                                              6,635          7,300
         Total non-interest expense                   35,455         33,923

    Income before income taxes                        40,151         40,560

    Income tax expense                                13,768         13,281
    Net income                                       $26,383        $27,279

    Earnings per share:(1)
      Basic                                            $0.44          $0.43
      Diluted                                          $0.44          $0.43

    Weighted Average Number of Shares
     Outstanding:(1)
      Basic                                       60,004,266     63,241,185
      Diluted                                     60,596,952     63,907,683


    Note: (1)  1999 earnings per share and average shares outstanding have been restated to reflect the 5% stock dividend declared on April 6, 2000 and issued on May 16, 2000.


                             VALLEY NATIONAL BANCORP
                        Consolidated Statements of Income
                   ($ in thousands, except per share data)

                                                       Nine Months Ended
                                                          September 30,
                                                       2000           1999
                                                       ----           ----
    Interest Income
    Interest and fees on loans                      $277,498       $250,977

    Interest and dividends on investment securities   63,406         62,914

    Interest on federal funds sold and other
    short term investments                             2,695          2,954

         Total interest income                       343,599        316,845

    Interest Expense
    Interest on deposits:
      Savings deposits                                36,288         30,401
      Time deposits                                   82,953         75,864
    Interest on other borrowings                      31,336         17,267

         Total interest expense                      150,577        123,532

    Net interest income                              193,022        193,313
    Provision for loan losses                          5,430          6,095
    Net interest income after
     provision for loan losses                       187,592        187,218

    Non-Interest Income
    Trust and investment services                      2,443          1,769
    Service charges on deposit accounts               12,232         10,691
    Gains on securities transactions, net                117          2,570
    Fees from loan servicing                           8,281          5,990
    Credit card fee income                             6,162          6,497
    Gain on sale of loans, net                         1,787          1,890
    Other                                              5,789          6,446
         Total non-interest income                    36,811         35,853


    Non-Interest Expense
    Salary expense                                    46,590         43,186
    Employee benefit expense                          10,003          9,978
    FDIC insurance premiums                              783            927
    Occupancy and equipment expense                   15,896         14,937
    Credit card expense                                3,808          3,932
    Amortization of intangible assets                  5,579          3,647
    Merger - related charges                               0          3,005
    Other                                             21,021         21,812
         Total non-interest expense                  103,680        101,424

    Income before income taxes                       120,723        121,647
    Income tax expense                                40,738         42,482
    Net income                                       $79,985        $79,165


    Earnings per share:(1)
      Basic                                            $1.32          $1.24
      Diluted                                          $1.30          $1.23

    Weighted Average Number of Shares Outstanding:(1)
      Basic                                       60,803,028     63,905,848
      Diluted                                     61,363,585     64,554,774



    Note: (1)  1999 earnings per share and average shares outstanding have been restated to reflect the 5% stock dividend declared on April 6, 2000 and issued on May 16, 2000.

                             Valley National Bancorp
                        Consolidated Financial Highlights


                                        SELECTED FINANCIAL DATA
                               (Dollars in thousands except per share data)

                              Three Months Ended         Nine Months Ended
                                September 30,              September 30,
                              2000         1999          2000         1999
                              ----         ----          ----         ----
    NET INCOME             $26,383       $27,279      $79,985       $79,165
    Net interest income     64,790        65,472      193,022       193,313
    Net interest
     income (FTE)           65,872        66,646      196,324       196,638

    Per share data:*
      Basic earnings          0.44          0.43         1.32          1.24
      Diluted earnings        0.44          0.43         1.30          1.23
      Cash dividends declared 0.26          0.25         0.77          0.72
      Book value              8.73          8.96         8.73          8.96
      Closing stock
       price - high          27.50         27.86        27.50         27.92
      Closing stock
       price - low           23.75         23.52        20.59         22.45

    FINANCIAL RATIOS:
    Net interest
     margin - FTE            4.40%         4.58%        4.37%         4.56%
    Return on average assets  1.70          1.80         1.71          1.76
    Return on average
     shareholders' equity    20.35         19.25        20.28         18.14
    Efficiency ratio         45.28         43.49        44.62         42.88


For the nine months ended September 30, 1999, net income, per share data and the financial ratios include the merger-related charges, net of tax, recorded during the second quarter of 1999 in connection with the Ramapo Financial corporation merger on June 11, 1999 of $2.2 million or $0.03 per diluted share. * Per share figures have been adjusted for a 5 percent stock dividend issued May 16, 2000.


                               SELECTED BALANCE SHEET ITEMS AND RATIOS
                                      (Dollars in thousands)

                            Three Months Ended           Nine Months Ended
                               September 30,              September 30,
                             2000          1999         2000          1999
                             ----          ----         ----          ----
    AVERAGE BALANCE
      SHEET ITEMS:
    Assets              $6,215,773    $6,072,900   $6,222,403    $6,009,784
    Interest
     earning assets      5,982,854     5,824,412    5,987,796     5,746,678
    Loans                4,577,593     4,307,991    4,568,706     4,224,704
    Interest bearing
     liabilities         4,735,358     4,587,076    4,742,730     4,514,682
    Deposits             4,969,426     5,012,406    4,988,778     4,977,728
    Shareholders' equity   518,588       566,882      525,754       581,902

    ALLOWANCE FOR LOAN LOSSES:
    Beginning of period    $55,150       $54,894      $55,120       $54,641
    Provision of loan losses 1,730         2,320        5,430         6,095
    Charge-offs              2,371         3,383        7,864         8,789
    Recoveries                 854           915        2,677         2,799
    End of period           55,363        54,746       55,363        54,746

                                                        As of September 30,
                                                        2000          1999
                                                        ----          ----
    BALANCE SHEET ITEMS:
    Assets                                         $6,266,398    $6,109,798
    Loans                                           4,602,507     4,396,408
    Deposits                                        4,931,135     4,961,607
    Shareholders' equity                              523,568       568,283

    CAPITAL RATIOS:
    Tier 1 leverage ratio                               8.56%         9.48%
    Risk-based capital - Tier 1                         10.82         12.05
    Risk-based capital - Total Capital                  11.95         13.20




                             Valley National Bancorp
                        Consolidated Financial Highlights

    SELECTED FINANCIAL DATA
    (Dollars in thousands)
                                                         As of September 30,
                                                         2000          1999
                                                         ----          ----
    ASSET QUALITY:
    Non-accrual loans                                  $2,937        $6,199
    Other real estate owned (OREO)                        591           795
    Total non-performing assets                         3,528         6,994
    Loans past due 90 days or
     more and still accruing                           13,756        11,653

    ASSET QUALITY RATIOS:
    Non-performing assets
     to total loans plus other
     real estate owned (OREO)                           0.08%         0.16%
    Allowance for loan losses to loans                  1.20          1.25
    Net charge-offs to average loans                    0.15          0.19


                              SHAREHOLDER RELATIONS

Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding Shareholder Relations should be directed to Dianne Grenz at Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470 or by telephone at 973-305-3380, or fax at 973-696-2044.